Exhibit 99.2

LongPoint Minerals II, LLC, and Subsidiary

Consolidated Financial Statements
December 31, 2022 and 2021

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

INDEPENDENT AUDITOR'S REPORT LongPoint Minerals II, LLC Denver, Colorado	Deloitte & Touche LLP

1601 Wewatta St.
Suite 400
Denver, CO 80202
USA

Tel: 303-292-5400
Fax: 303-312-4000
www.deloitte.com

Opinion

We have audited the consolidated financial statements of LongPoint Minerals II, LLC and subsidiary (the "Company"), which comprise the consolidated balance sheets as of December 31, 2022 and 2021, and the related consolidated statements of operations, members' equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively referred to as the "financial statements").

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

March 21, 2023

LONGPOINT MINERALS II, LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,
	2022	2021
ASSETS
Current Assets:
Cash and cash equivalents	$16,453	$13,790
Accrued oil and gas sales and other	11,516	8,721
Prepaid expenses and other current assets	30	27
Total current assets	27,999	22,538
Property and Equipment, at cost:
Oil and gas, on the basis of full cost method of accounting:
Proved properties	297,164	278,485
Unproved properties	336,217	354,896
Accumulated depletion	(34,500)	(25,157)
Total oil and gas properties, net	598,881	608,224

Total Assets	$626,880	$630,762
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$1,664	$937

Commitments and Contingencies (Note 3)

Members’ Equity:
Members’ equity, net of placement fees of $13,893 for both periods	625,216	629,825

Total Liabilities and Members’ Equity	$626,880	$630,762

See accompanying notes to these consolidated financial statements.

LONGPOINT MINERALS II, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	For the Years Ended December 31,
	2022	2021
Revenues:
Oil and gas sales	$87,154	$61,638
Lease bonuses	16,560	892
Total revenues	103,714	62,530

Operating Expenses:
Transportation and transmission	2,779	2,741
Severance and other taxes	5,143	3,234
Depletion	9,343	9,021
General and administrative	4,413	5,008
Total operating expenses	21,678	20,004

Operating income	82,036	42,526

Other Income (Expense):
Financing costs	(1,067)	-
Other income, net	1,147	1,540
Total other income, net	80	1,540

Income Before texas margin tax	82,116	44,066

Texas margin tax expense	322	152

Net income	$81,794	$43,914

See accompanying notes to these consolidated financial statements.

LONGPOINT MINERALS II, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

(in thousands)

	CLASS A	CLASS B	Total
Balances, JANUARY 1, 2021	$2,442	$671,417	$673,859
Net income	154	43,760	43,914
Members’ distributions	(308)	(87,640)	(87,948)

Balances, December 31, 2021	$2,288	$627,537	$629,825
Net income	286	81,508	81,794
Members’ distributions	(302)	(86,101)	(86,403)

Balances, December 31, 2022	$2,272	$622,944	$625,216

See accompanying notes to these consolidated financial statements.

LONGPOINT MINERALS II, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Years Ended December 31,
	2022	2021
Cash Flows from Operating Activities:
Net income	$81,794	$43,914
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion	9,343	9,021
Effect of changes in current assets and liabilities:
Accrued oil and gas sales, and other	(2,795)	(3,695)
Prepaid expenses and other current assets	(3)	(27)
Accounts payable and accrued expenses	727	(556)
Net cash provided by operating activities	89,066	48,657
Cash Flows from Investing Activities:
Acquisition of proved properties	-	(3,037)
Acquisition of unproved properties	-	(7,079)
Net cash used in investing activities	-	(10,116)
Cash Flows from Financing Activities:
Member distributions	(86,403)	(87,948)
Net cash used in financing activities	(86,403)	(87,948)
Net Increase (Decrease) In Cash and Cash Equivalents	2,663	(49,407)
Cash and Cash Equivalents, beginning of year	13,790	63,197
Cash and Cash Equivalents, end of year	$16,453	$13,790
Supplemental Cash Flow Disclosure:
Cash paid for income taxes	$154	$73

See accompanying notes to these consolidated financial statements.

LONGPOINT MINERALS II, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Business and Summary of Significant Accounting Policies:

Business – LongPoint Minerals II, LLC and its wholly owned subsidiary, Cherry Creek Minerals, LLC (collectively, the “Company” or “LongPoint II”) is a Colorado Limited Liability Company focused on acquiring mineral and royalty interests primarily in the Mid-Continent and Permian Basins.

LongPoint II does not have employees but rather entered into a “Services Agreement” with LongPoint Operating, LLC (“LongPoint Operating”) to provide all requisite management, technical and administrative support services. LongPoint Operating is a holding company which is owned by the Chief Executive Officer of LongPoint II. LongPoint Operating has entered into a Services Agreement with FourPoint Energy, LLC (“FourPoint”) to provide the services required under the LongPoint II/ LongPoint Operating Services Agreement. FourPoint employs the necessary people to perform the services required under the Services Agreement. During 2022 and 2021, LongPoint II was assessed an agreed upon balance of General and Administrative costs by FourPoint as payment for the services provided.

Use of Estimates in the Preparation of Financial Statements – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The impact of oil and gas prices has a significant impact on estimates made by management. Changes in oil and gas prices directly affect the economic limits of estimated oil and gas reserves. These economic limits have significant effects upon predicted reserve quantities. These estimates are the basis for the calculation of depletion for the oil and gas properties and the assessment as to whether an impairment of such properties is required. Further, these estimates and other factors, including those outside of the Company’s control, such as the impact of sustained lower commodity prices and decreased demand for oil and gas, can potentially impact operators’ current and future development plans (including the impact to undeveloped oil & gas properties), which could have a significant adverse impact to the Company’s financial condition, results of operations and cash flows.

Oil and Gas Reserves – Oil, natural gas and natural gas liquids (collectively, “oil and gas”) reserves represent theoretical, estimated quantities of oil and gas which, using geological and engineering data, are estimated with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. There are numerous uncertainties inherent in estimating oil and gas reserves and their values including many factors beyond the Company’s control. Accordingly, reserve estimates are different from the future quantities of oil and gas that are ultimately recovered.

LONGPOINT MINERALS II, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Principles of Consolidation – The accompanying financial statements are consolidated and include the accounts of the Company and its subsidiary. All intercompany amounts have been eliminated in consolidation.

Cash and Cash Equivalents – Cash and cash equivalents include cash on hand and other investments with original maturities of less than three months. At December 31, 2022 and 2021, the Company held no cash equivalents.

Revenue from Contracts with Customers

Oil and gas sales

Oil and gas sales revenues are generally recognized when control of the product is transferred to the purchaser, which is the point where performance obligations are satisfied. All of the Company’s oil and gas sales are made under contracts between the operators of the properties in which the Company holds interests and their respective customers. The Company’s contract is with the operator of the oil and gas properties; however, we have concluded that the substance of the transactions between the Company and the end customer results in the Company being the principal within the context of Accounting Standards Codification 606, Revenue from Contracts with Customers, “ASC 606”. The Company’s performance obligations are satisfied at the point in time the product is delivered by the operator to the purchaser of the hydrocarbons. Accordingly, the Company’s contracts do not give rise to contract assets or liabilities. The Company typically receives payment for oil and gas sales within 60 days, unless the product being sold is related to a newly drilled well, in which case, payment may be received up to six months beyond the date of first production. Contracts for the sale of oil and gas are industry standard contracts that include variable consideration based upon a monthly index and may include provisions related to gravity, price differentials, discounts and other adjustments and deductions. As each unit of production represents a separate performance obligation and the consideration is variable as it relates to oil and gas prices, and as the variability is resolved each month as the oil and gas is delivered to the purchaser, variable consideration does not need to be estimated. Additionally, the Company’s right to royalties does not originate until production occurs and, therefore, is not considered to exist beyond each day’s production. Therefore, there are no unsatisfied performance obligations at the end of the period.

Lease bonus revenue

The Company earns revenue from lease bonuses. Lease bonus revenue is generated by leasing the Company’s mineral interests to exploration and production companies. A lease agreement represents a contract with a customer (in this case the operator of oil and gas properties) and generally transfers the rights to any oil and gas discovered, grants the Company a right to a specified royalty interest and requires that drilling and completion operations commence within a specified time frame. The Company recognizes lease bonus revenue when the lease agreement has been executed, payment has been received, and the Company has no obligation to refund the payment. At the time the Company executes the lease agreement, the Company expects to receive payment of the lease bonus within a short time frame, but in no case more than one year, as such, the Company has not adjusted the expected amount of revenue for the effects of any significant financing component per the practical expedient in ASC 606.

LONGPOINT MINERALS II, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Prior-period performance obligations

The Company derives revenue from the sale of oil and gas produced from properties in which it owns a royalty or overriding royalty interest, which is recognized on the basis of the Company's pro-rata interest. Revenue is recorded and receivables are accrued in the month production is delivered to the purchaser, at which time ownership of the oil and gas is transferred to the purchaser. The Company accrues for oil and gas sales based on estimated production dates of the wells associated with the Company’s mineral and overriding royalty interests, along with estimates of pricing for the production. In certain instances statements are received from operators which provide information with respect to actual revenues to be received subsequent to year end, which are incorporated into the accrued revenue analysis. The difference between the Company’s estimates and the actual amounts received for oil and gas sales is recorded in the month that payment is received. For the years ended December 31, 2022 and 2021, revenue recognized in the reporting periods related to performance obligations satisfied in prior periods were immaterial.

The Company’s oil and gas receivables are related to revenues due from operators of properties in which the Company owns mineral or overriding royalty interests. Although diversified amongst several producers, collectability of receivables is largely dependent upon the general economic conditions of the industry. All receivables are reviewed periodically, and balances are written off when, in the judgement of management, the receivable becomes uncollectable. Historically, the Company has not experienced significant issues with collectability and has determined no allowance for uncollectible accounts is necessary.

Disaggregation of Income

The following table disaggregates the Company’s total oil and gas sales by product type:

	For the Years Ended December 31,
	2022	2021
Gas sales	$25,530	$18,015
Oil sales	46,747	33,458
Natural gas liquids sales	14,877	10,165
Oil and gas sales	87,154	61,638

LONGPOINT MINERALS II, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Concentrations of Credit Risk – The Company regularly has cash in a single financial institution which exceeds federal depository insurance limits. The Company places such deposits with high credit quality institutions and has not experienced any credit losses. The Company is subject to credit risk related to oil and gas receivables due from operators related to sale of hydrocarbons produced from properties in which LongPoint II owns a mineral or overriding royalty interest. For the year ended December 31, 2022, 12%, 11% and 11% of LongPoint II’s oil and gas revenues related to the operations of CP Exploration III Operating LLC, Continental Resources, Inc., Inc. and EOG Resources, respectively. No other operators provided more than 10% of the Company’s revenues in 2022. For the year ended December 31, 2021, 15%, 12% and 11% of LongPoint II’s oil and gas revenues related to the operations of Continental Resources, Inc., EOG Resources, Inc. and Shell Western E&P, respectively. No other operators provided more than 10% of the Company’s revenues in 2021.

Fair Value of Financial Instruments – The Company’s financial instruments consist of cash equivalents and trade payables. The carrying value of these financial instruments are considered to be representative of their fair market value, due to the short term maturity of these instruments.

Accounting for Oil and Gas Operations – The Company uses the full cost method of accounting for its oil and gas properties. Under this method, all costs related to acquisition, exploration and development of oil and gas properties are capitalized to the full cost pool. The Company’s oil and gas properties are comprised of only mineral and overriding royalty interests, as such, the Company has not incurred any exploration or development costs. Proceeds from the disposition of oil and gas properties are accounted for as adjustments to the full cost pool, with no gain or loss recognized unless the adjustment would significantly alter the relationship between capitalized costs and proved reserves.

Depletion of capitalized costs of oil and gas properties is provided for using the units of production method based upon estimates of proved oil and gas reserves. In calculating depletion, the volume of proved oil and gas reserves and production is converted into a common unit of measure at the energy equivalent conversion rate of six thousand cubic feet of natural gas to one barrel of oil. Depletion expense for the years ended December 31, 2022 and 2021 was $9.3 million ($6.00 per barrel of oil equivalent) and $9.0 million ($6.25 per barrel of oil equivalent), respectively.

Unproved property costs not subject to depletion consist of minerals and lands associated with royalty and overriding royalty interests on which no proven reserves have been recorded. The Company transfers costs from unproved to the full cost pool on a straight-line basis over a period that represents the anticipated development timeline of unevaluated properties. This estimated term is evaluated each year to account for changes in current market conditions, subject to a maximum of 20 years. The transfer period for 2022 was 19 years and 2021 was 20 years. Additionally, subsequent to the transfer from unproved to the full cost pool, the Company reviews the proportion of proved reserves to total reserves, including probable and possible reserves by basin and transfers costs from unproved property costs to proved property costs to align property costs with the proportion of proved reserves to total reserves. In the event the proportion of proved property costs to total property costs is higher than the proportion of proved reserves to total reserves, no costs are transferred from proved property costs to unproved property costs.

LONGPOINT MINERALS II, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In accordance with the full cost method of accounting, the net capitalized costs of oil and gas properties are subject to a ceiling. The cost center ceiling is defined as the sum of (a) estimated future net revenues, discounted at 10% per annum, from proved reserves, based on the simple average of the commodity prices posted on the first day of each month in the respective year, adjusted for existing contracts, (b) the cost of properties not being amortized, and (c) the lower of cost or fair market value of unproved properties included in the cost being amortized. If the net book value exceeds the ceiling, the book balance of the properties are written down to the ceiling via an impairment charge. Unproved properties are evaluated on an annual basis to determine whether an impairment has occurred. No impairment was recorded for the years ended December 31, 2022 and 2021.

Income Taxes – Income/Loss, various income tax deductions and other tax information necessary to complete the Company’s members’ tax returns are passed through to them each year upon completion of the Company’s tax returns.

The Company’s operations in Texas are subject to the Texas Margin Tax which is calculated based on gross receipts less a statutory deduction at 30%. As this tax is based on gross receipts and a statutory deduction, there are no associated deferred tax attributes.

The Company had no significant uncertain tax positions as of any date in 2022 and 2021. The Company policy is to recognize accrued interest related to unrecognized tax positions in interest expense, and to recognize tax penalties in operating expense. For the years ended December 31, 2022 and 2021, the Company made no provision for interest or penalties related to uncertain tax positions. The Company files income tax returns for U.S. federal, Colorado, Oklahoma, Texas and New Mexico. There are currently no federal or state income tax examinations underway for these jurisdictions.

The Company is a pass-through entity for income tax purposes, which is not subject to U.S. federal income taxes. Rather, the Company’s taxable income flows through to the members, who are responsible for paying the applicable income taxes on the income allocated to them.  For tax years beginning on or after January 1, 2018, the Company is subject to partnership audit rules enacted as part of the Bipartisan Budget Act of 2015 (the “Centralized Partnership Audit Regime”).  Under the Centralized Partnership Audit Regime, any IRS audit of the Company would be conducted at the Company level, and if the IRS determines an adjustment, the default rule is that the Company would pay an “imputed underpayment” including interest and penalties, if applicable.  The Company may instead elect to make a “push-out” election, in which case the members for the year that is under audit would be required to take into account the adjustments on their own personal income tax returns.

LONGPOINT MINERALS II, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company’s operating agreement includes a provision with respect to the manner in which tax distributions are to be allocated to its investor members, however, the operating agreement does not stipulate how the Company will address imputed underpayments. If the Company receives an imputed underpayment, a determination will be made based on the relevant facts and circumstances that exist at that time.  Any payments that the Company ultimately makes on behalf of its current members will be reflected as a distribution, rather than tax expense, at the time that such distribution is declared.

Recently Issued Accounting Standards - In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases. The FASB issued the guidance to increase the transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. This will be required for all leases that have a term longer than one year. For nonpublic entities, ASU 2016-02 is effective for financial statements issued for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. The Company adopted ASU 2016-02, effective December 31, 2022. As the Company currently is not associated with any leases, this standard does not affect the consolidated financial statements of LongPoint II. In the event the Company becomes subject to any leases in the future, the Company will evaluate the impact of this guidance to its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses. In May 2019, ASU 2016-13 was subsequently amended by ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses and ASU 2019-05, Financial Instruments-Credit Losses (Topic 326): Targeted Transition Relief. ASU 2016-13, as amended, applies to trade receivables, financial assets and certain other instruments that are not measured at fair value through net income. This ASU will replace the currently required incurred loss approach with an expected loss model for instruments measured at amortized cost and is effective for financial statements issued for fiscal years beginning after December 15, 2022, including interim periods in those fiscal years. Management is currently evaluating the impact of the adoption of this ASU on the Company’s consolidated financial statements and disclosures and does not anticipate any material changes to the consolidated financial statements as represented.

There are no other accounting standards applicable to the Company that would have a material effect on the Company’s financial statements and disclosures that have been issued but not yet adopted by the Company as of December 31, 2022, and through the filing date of this report.

LONGPOINT MINERALS II, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Acquisitions of Assets:

2022 and 2021 Acquisitions

During the first quarter of 2021, the Company acquired mineral and overriding royalty interests in multiple transactions for an aggregate acquisition cost of $10.1 million. The acquisitions were focused primarily in the Permian and Eastern Anadarko Basins. The acquisitions were funded through capital contributions from members. The Company concluded the acquisition phase of its life cycle in 2021 and management does not currently anticipate any further material acquisitions of minerals or overriding royalty interests.

3.	Commitments and Contingencies:

Legal Proceedings - The Company may from time to time be involved in various legal actions arising in the normal course of business or from activities associated with properties prior to their acquisition by the Company. In the opinion of management, the Company’s liability, if any, in these pending actions would not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

Lease Commitments – The Company is not subject to any lease commitments. As of December 31, 2022, all leases incurred in the ordinary course of business were held by FourPoint and LongPoint II receives the benefit of such leases under the “Services Agreement” with LongPoint Operating.

4.	Members’ Capital:

Capitalization and Distributions – LongPoint II is a Colorado limited liability company with membership interests owned by a group of investor members (the “Investor Members”) and LongPoint Holdings, LLC, a Colorado limited liability company (“Holdings”). On March 6, 2018, membership interests in LongPoint II were purchased by a certain group of Investor Members. Additional Investor Members were admitted to the Company subsequently throughout 2018, increasing the total outstanding members’ equity on that date. Holdings is currently owned by certain executive employees of FourPoint and officers of LongPoint II.

The limited liability company equity interests in the Company are expressed as units, with each unit comprising a member’s membership interest in the Company. As of December 31, 2022 there are three classes of units authorized, issued and outstanding; Class A Units, Class B Units, and Class C Units. The Company is authorized to issue 100 Class C units, each of which is entitled to a vote to elect, replace or remove the Managers of the Company (which requires a majority vote). Other than this voting right the Class C members have no other voting rights and they hold no economic rights in the Company. The majority of the Class C Units are controlled by one of the Investor Members. The number of Class A Units and Class B Units that the Company is authorized to issue is unlimited. The Class A Units and Class B Units share the same voting rights as provided for in the Amended and Restated Operating Agreement of LongPoint Minerals II, LLC (the “Operating Agreement”), which does not include voting rights with respect to matters involving the Committee of Managers of the Company. The Class A Units are held by Holdings and the Class B Units are held by the Investor Members.

LONGPOINT MINERALS II, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Initially, distributions of cash or property are made as determined by the Committee of Managers which are allocated in proportion to the respective distributable shares of each of the Class A and Class B members. Upon the receipt of distributions by the Investor Members (Class B Units) in an amount equivalent to the repayment of their capital contributions plus a set rate of return as specified in the Operating Agreement, distributions will then be made 80% to the Investor Members in proportion to their holdings of Class B Units and 20% to Holdings (Class A Units). This distribution pattern will continue until distributions have been made to a certain class of Investor Members equal to a certain multiple of that Investor Member’s aggregate capital contributions (as defined in the Operating Agreement) after which distributions will then be made 77% to the Investor Members in proportion to their holdings of Class B Units and 23% to Holdings. The total equity commitment provided by Holdings and the Investor Members related to the Class A and Class B Units was $846.5 million. As of December 31, 2021, LongPoint II had called $677.2 million of the total equity commitment. The remaining equity commitment expired in mid-2021.

The Company paid priority distributions of 1% to 2% on June 29, 2018 and July 31, 2018 for investors who committed capital prior to May 31, 2018. The total balance of the priority distribution was $15.5 million.

In 2022 and 2021, the Company made distributions to the Investor Members and Holdings of $84.8 million and $86.7 million, respectively. As of December 31, 2022, no other distributions had been paid or declared by the Committee of Managers.

The state of Oklahoma requires operators to withhold 5% of all production revenues associated with royalty interests held by non-residents of Oklahoma to be offset against state income taxes. Similarly, the state of New Mexico requires operators to withhold 4.9% of all production revenues associated with all interests held by non-residents. As LongPoint II is not subject to income taxes as a limited liability company, the tax liability associated with the operations of LongPoint II is the responsibility of the Investor Members and Holdings. As such, the balance of the state withholdings has been reflected as an equity distribution. The total distribution attributable to state withholdings in 2022 and 2021 was $1.6 million and $1.3 million, respectively.

Placement Fees – In 2018, the Company incurred certain costs associated with the issuance of the membership interests to the Investor Members of $13.9 million, which was offset against members’ equity in the Balance Sheets.

LONGPOINT MINERALS II, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Membership Interests – The Investor Members have the right to purchase Holdings’ interest in LongPoint II upon the occurrence of specified events. The purchase price is the appraised value of Holdings’ interest as if LongPoint II was being liquidated at that time, as opposed to being valued as a going concern. Payment of the purchase price may be made over time but must be made no later than the final distribution in liquidation of LongPoint II. In certain circumstances, although Holdings may no longer have an active interest in LongPoint II, Holdings may continue to hold its membership interest in LongPoint II. In this event, Holdings’ interest in LongPoint II would be distributed to Holdings upon liquidation of LongPoint II.

Dissolution, Liquidation, and Terminations – Under the operating agreement of LongPoint II, the Company shall be dissolved and its affairs wound up upon the first of the following to occur:

•	The election of the Committee of Managers to dissolve the Company;

•	The entry of a decree of judicial dissolution of the Company under Section 7-80-813 of the Colorado Limited Liability Company Act; or

•	The transfer of all or substantially all of the assets of the Company and the receipt and distribution of all proceeds therefrom.

Management Incentive – Certain economic interests in Holdings have been granted by Holdings to prior employees of FourPoint Energy. A portion of the interests being assigned are subject to forfeiture if certain events occur or if the grantee is no longer employed by FourPoint Energy. The economic interests granted by Holdings have no voting rights with respect to Holdings. Distributions to holders of these economic interests will be funded out of the membership interests of Holdings.

5.	Related Party Transactions:

LongPoint II incurred total fees of $3.4 million and $4.1 million related to the Services Agreement with LongPoint Operating (see Note 1) during 2022 and 2021, respectively. These fees are reflected in “General and administrative” line in the Statements of Operations. At December 31, 2022 and 2021, $0.3 million was due to LongPoint Operating, at each period and is reflected in “Accounts payable and accrued expenses” in the accompanying balance sheet.

NorthPoint, an entity owned by an officer of the Company, owns or has certain rights to (i) third party software, (ii) propriety information and data and (iii) furniture, fixtures and equipment and other personal property located at the current office space utilized by FourPoint Energy. The Company has entered into a Usage Agreement with NorthPoint for the use of these assets. LongPoint incurred $0.4 million, in both 2022 and 2021, of fees related to the Usage Agreement. No balance was due to NorthPoint at December 31, 2022 and 2021.

LONGPOINT MINERALS II, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.	Subsequent Events:

Subsequent events have been evaluated through March 21, 2023, the date the consolidated financial statements were issued. In March 2023, the Company issued a distribution of $16.5 million to Investor Members and Holdings. No additional subsequent events of a material nature have been identified that require recognition or disclosure.